EXHIBIT 5:     Attorney Opinion Letter

                        DAVID B. STOCKER
                         Attorney at Law
                Suite 234 Valley Commerce Center
                    4745 North Seventh Street
                     Phoenix, Arizona 85014
                     Telephone: 602-235-9080
                     Facsimile: 602-235-9040
                 E-mail: david.stocker@azbar.org


                          July 10, 2003



Christos E. Loukas, President
SGC HOLDINGS, INC.
15911 East Sunburst Drive
Fountain Hills, AZ 85268

     Re:  SGC Holdings, Inc. SB-2 Filing

Dear Mr. Loukas:

     This letter supersedes my correspondence to you dated November 1, 2002. At your request, we are rendering this opinion in connection with a proposed sale by certain shareholders ("Selling Shareholders") of SGC Holdings, Inc., a Nevada corporation (the "Company"), of up to 720,000 shares of common stock, $0.001 par value (the "Common Stock"). The Selling Shareholders are identified in the Registration Statement on Form SB-2 originally dated September 20, 2002. We have examined instruments, documents, and records, which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

     Based on such examination, and the law of the State of Nevada, we are of the opinion that 720,000 shares of Common Stock to be sold by the Selling Shareholders are, as of the date hereof, duly authorized shares of Common Stock, and have been legally issued, fully paid, and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we acknowledge that we may be considered as "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.



                         Very truly yours,

                         /s/ David B. Stocker
                         -----------------------
                         David B. Stocker

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